SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2003

ENDOCARDIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22233	41-1724963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Energy Lane, Suite 110, St. Paul, Minnesota 55108
(Address of principal executive offices)

Registrant’s telephone number, including area code: (651) 523-6900

Not Applicable
(Former name or former address, if changed since last report)

Item 5.                    Other Events and Regulation FD Disclosure.

On January 7, 2003, Endocardial Solutions, Inc. received gross proceeds of $8,516,750 in a private placement of 3,097,000 shares of its common stock to accredited investors.  Proceeds from this sale of shares will be used for general working capital including expenses associated with the release of new products and with new product research and development.  Attached hereto as Exhibit 10.1 is the form of Stock Purchase Agreement, dated January 2, 2003, among the Company and the Investors named therein.

Item 7.                                                             Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement, dated January 2, 2003, among the Company and the Investors named therein

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2003

ENDOCARDIAL SOLUTIONS, INC.

	By:	/s/ James W. Bullock
James W. Bullock
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement, dated January 2, 2003, among the Company and the Investors named therein